EXHIBIT 99.2

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements give effect to the spin-off of Kindred Pharmacy Services, Inc. (“KPS”), the former institutional pharmacy business of Kindred Healthcare, Inc. (“Kindred” or the “Company”), and the immediately subsequent combination of KPS with the former institutional pharmacy business of AmerisourceBergen Corporation to form a new, independent, publicly traded company named PharMerica Corporation (“PharMerica”) (collectively, the “Transaction”), as well as the one-time cash distribution of $125 million from KPS to the Company, an information systems services agreement between PharMerica and a subsidiary of the Company and other related adjustments to the Company’s historical financial statements. The unaudited pro forma condensed statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 give effect to the foregoing transactions assuming the transactions occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet gives effect to the foregoing transactions assuming the transactions occurred on March 31, 2007. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes. The unaudited pro forma condensed consolidated statements of operations do not include the impact of non-recurring costs related to the Transaction. The unaudited pro forma condensed consolidated financial statements may not necessarily reflect the financial position or results of operations, which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the Company’s future operating results.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2007

(In thousands, except per share amounts)

		Pro forma adjustments
	Historical	KPS historical operations (a)	Other adjustments		Eliminations (e)	Pro forma
Revenues	$1,144,180	$(174,704)	$3,250	(b)	$37,885	$1,010,611

Salaries, wages and benefits	625,417	(47,434)	250	(b)	121	578,354
Supplies	184,013	(108,575)	—		295	75,733
Rent	87,297	(1,642)	—		—	85,655
Other operating expenses	190,885	(9,916)	750	(b)	37,469	218,258
			(930	)(c)

Depreciation and amortization	29,421	(2,816)	—		—	26,605
Interest expense	3,595	—	—		—	3,595
Investment income	(3,833)	4	—		—	(3,829)

	1,116,795	(170,379)	70		37,885	984,371

Income from continuing operations before income taxes	27,385	(4,325)	3,180		—	26,240
Provision for income taxes	11,688	(1,665)	1,224	(d)	—	11,247

Income from continuing operations	$15,697	$(2,660)	$1,956		$—	$14,993

Earnings per common share:
Basic	$0.40					$0.38
Diluted	$0.39					$0.37

Shares used in computing earnings per common share:
Basic	39,212					39,212
Diluted	39,997					39,997

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2006

(In thousands, except per share amounts)

	Historical	Pro forma adjustments				Pro forma
		KPS historical operations (a)	Other adjustments		Eliminations (e)
Revenues	$4,266,661	$(652,608)	$13,000	(b)	$144,105	$3,771,158

Salaries, wages and benefits	2,329,382	(161,230)	1,000	(b)	597	2,169,749
Supplies	685,884	(405,705)	—		1,515	281,694
Rent	310,404	(5,554)	—		—	304,850
Other operating expenses	701,566	(38,860)	3,000 (1,843	(b) )(c)	141,993	805,856

Depreciation and amortization	122,196	(8,835)	—		—	113,361
Interest expense	13,921	—	—		—	13,921
Investment income	(14,500)	104	—		—	(14,396)

	4,148,853	(620,080)	2,157		144,105	3,675,035

Income from continuing operations before income taxes	117,808	(32,528)	10,843		—	96,123
Provision for income taxes	46,569	(12,523)	4,175	(d)	—	38,221

Income from continuing operations	$71,239	$(20,005)	$6,668		$—	$57,902

Earnings per common share:
Basic	$1.82					$1.48
Diluted	$1.74					$1.41

Shares used in computing earnings per common share:
Basic	39,108					39,108
Diluted	40,923					40,923

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2007

(In thousands)

		Pro forma adjustments
	Historical	KPS historical balances (f)	Other adjustments		Eliminations (m)	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$19,763	$(2,639)	$125,000	(g)	$—	$163,195
			2,639	(h)
			10,715	(i)
			7,717	(j)
Cash – restricted	5,414	—	—		—	5,414
Insurance subsidiary investments	214,114	—	—		—	214,114
Accounts receivable less allowance for loss	628,705	(73,887)	(10,715	)(i)	10,715	554,818
Inventories	49,500	(27,225)	—		—	22,275
Deferred tax assets	62,791	(7,193)	—		—	55,598
Assets held for sale	3,205	—	—		—	3,205
Income taxes	13,191	—	—		—	13,191
Other	33,235	(2,315)	—		—	30,920

	1,029,918	(113,259)	135,356		10,715	1,062,730

Property and equipment	1,015,951	(40,502)	—		—	975,449
Accumulated depreciation	(495,136)	15,887	—		—	(479,249)

	520,815	(24,615)	—		—	496,200

Goodwill	107,368	(45,819)	—		—	61,549
Intangible assets less accumulated amortization	115,759	(36,945)	—		—	78,814
Insurance subsidiary investments	41,372	—	—		—	41,372
Deferred tax assets	99,831	1,303	—		—	101,134
Other	95,902	(17,808)	—		—	78,094

	$2,010,965	$(237,143)	$135,356		$10,715	$1,919,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$134,795	$(22,622)	$20,000	(k)	$10,715	$142,888
Salaries, wages and other compensation	274,152	(17,400)	1,079	(l)	—	257,831
Due to third party payors	25,602	—	—		—	25,602
Professional liability risks	62,895	—	—		—	62,895
Other accrued liabilities	75,475	(2,588)	—		—	72,887
Long-term debt due within one year	73	—	—		—	73

	572,992	(42,610)	21,079		10,715	562,176

Long-term debt	113,471	—	—		—	113,471
Professional liability risks	195,719	—	—		—	195,719
Deferred credits and other liabilities	121,275	(4,139)	—		—	117,136

Stockholders’ equity:
Common stock	10,008	—	—		—	10,008
Capital in excess of par value	797,360	(190,394)	125,000	(g)	—	721,243
			2,639	(h)
			7,717	(j)
			(20,000	)(k)
			(1,079	)(l)
Accumulated other comprehensive income	1,335	—	—		—	1,335
Retained earnings	198,805	—	—		—	198,805

	1,007,508	(190,394)	114,277		—	931,391

	$2,010,965	$(237,143)	$135,356		$10,715	$1,919,893

See notes to unaudited pro forma condensed

consolidated financial statements

KINDRED HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements are based upon the Company’s historical consolidated financial statements.

On July 31, 2007, the Company completed the Transaction. In connection with the Transaction, KPS made a one-time tax-free cash distribution of $125 million to the Company.

For accounting purposes, effective at the close of business on July 31, 2007, the financial position of KPS will be eliminated from the balance sheet of the Company and beginning August 1, 2007, the future operating results of KPS will no longer be included in the operating results of the Company. For periods prior to August 1, 2007, the historical operating results of KPS will continue to be included in the historical continuing operations of the Company. In accordance with the Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” KPS will not be reported as a discontinued operation of the Company because of the significance of the expected continuing cash flows between KPS and the Company under ancillary service contracts for services to be provided by KPS to the Company’s hospitals and nursing centers.

NOTE 2 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma condensed consolidated financial statements:

(a)	To remove the historical operating results of KPS as a result of the Transaction and to adjust the provision for income taxes for these adjustments using the statutory income tax rate of 38.5%.

(b)	To reflect the impact of the information systems services agreement under which a subsidiary of the Company will provide information systems services and support to PharMerica related to information technology infrastructure and financial systems for a period of five years after the completion of the Transaction. Estimated annual incremental revenue and expenses related to the agreement follows (in thousands):

	For the three months ended March 31, 2007	For the year ended December 31, 2006
Revenues	$3,250	$13,000

Expenses:
Total expenses related to information services agreement	2,500	10,000
Less amounts included in historical results of the Company	(1,500)	(6,000)

Net incremental expenses	1,000	4,000

Pro forma increase to income from continuing operations before income taxes	$2,250	$9,000

Detail of net incremental expenses:
Salaries, wages and benefits	$250	$1,000
Other operating expenses	750	3,000

	$1,000	$4,000

KINDRED HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS (Continued)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)

(c)	To eliminate certain non-recurring expenses related to professional and advisory fees incurred by the Company related to the Transaction.

(d)	To record the provision for income taxes for pro forma adjustments included in the Other adjustments column using the statutory income tax rate of 38.5%.

(e)	To remove historical consolidated inter-company eliminations related to services provided by KPS to the Company’s hospitals and nursing centers.

(f)	To transfer the historical asset and liability balances of KPS to PharMerica as a result of the Transaction.

(g)	To record the receipt of the one-time cash distribution from KPS of $125 million. The cash received from the distribution was used to reduce borrowings under the Company’s revolving credit facility on July 31, 2007. The repayment of borrowings under the revolving credit facility was not required by the Transaction and is therefore not reflected as an adjustment to the unaudited pro forma condensed consolidated financial statements. In addition, the accompanying unaudited pro forma condensed consolidated statements of operations do not reflect reduced interest expense related to the repayment.

(h)	To record the return of KPS cash and cash equivalents to the Company in accordance with the master transaction agreement governing the Transaction.

(i)	To record the reimbursement by PharMerica to the Company for pre-funding certain integration and transition costs related to the Transaction and the purchase of certain information systems equipment and software.

(j)	To record the return of a KPS vendor deposit to the Company in accordance with the master transaction agreement governing the Transaction.

(k)	To record accounts payable due to KPS for ancillary services provided by KPS to the Company’s hospitals and nursing centers to be paid under the payment terms provided under existing contracts. Historically, Kindred paid amounts due under these contracts in advance of the required due dates through inter-company transactions at the end of each month. In accordance with the master transaction agreement governing the Transaction, these adjustments represent estimated amounts due to KPS after the Company ceased to pay such amounts in advance beginning approximately 30 days for the Company’s hospitals and 60 days for the Company’s nursing centers prior to the closing date of the Transaction.

(l)	To record the transfer of accrued retention payments for KPS employees to the Company. The liability for these payments was recorded in the historical balance sheet of KPS but will be paid by the Company.

(m)	To remove historical consolidated inter-company eliminations.